UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2011

FEDERAL HOME LOAN BANK OF SEATTLE

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Fourth Avenue, Suite 1800
Seattle, WA  98101-1693
(Address of principal executive offices, including zip code)

206.340.2300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On February 28, 2011, the Federal Home Loan Bank of Seattle (the "Seattle Bank") entered into a Joint Capital Enhancement Agreement (the “Original Agreement”) with the other 11 Federal Home Loan Banks (collectively, including the Seattle Bank, the “FHLBanks”). The Original Agreement provides that upon satisfaction of the FHLBanks' obligations to make payments related to the Resolution Funding Corporation (“REFCORP”), each FHLBank will, on a quarterly basis, allocate at least 20 percent of its net income to a separate restricted retained earnings account to be established by each FHLBank. The Original Agreement generally prohibits each FHLBank from paying dividends out of its separate restricted retained earnings account. The Original Agreement is further described in an 8-K Current Report filed by the Seattle Bank on March 1, 2011.
On August 5, 2011, the Seattle Bank amended the Original Agreement (the “Amended Agreement”) with the other FHLBanks. The Amended Agreement is effective on August 5, 2011. In addition to certain technical and conforming changes, the Amended Agreement (i) narrows the definition of Automatic Termination Event, (ii) includes specific rules for determining whether or not an Automatic Termination Event has occurred, and (iii) revises the rules for the disposition of Restricted Retained Earnings upon termination of the Amended Agreement. A brief description of these changes is provided below and is qualified in its entirety by reference to the Amended Agreement. A copy of the Amended Agreement is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Under the Amended Agreement, “Automatic Termination Event” has been revised to mean (i) a change in the Federal Home Loan Bank Act (the “Act”), or another applicable statute, that will have the effect of creating a new, or higher, assessment or taxation on the net income or capital of the FHLBanks, or (ii) a change in the Act, another applicable statute, or the rules and regulations of the Federal Housing Finance Board or Federal Housing Finance Agency (the “Finance Agency”) that will result in a higher mandatory allocation of an FHLBank's quarterly net income to any retained earnings account.
The Amended Agreement provides additional procedures for determining whether an Automatic Termination Event has occurred. In general, an FHLBank may assert that an Automatic Termination Event has occurred by providing written notice to all other FHLBanks and to the Finance Agency. If at least two-thirds of the FHLBanks agree that an Automatic Termination Event has occurred, then a Declaration of Automatic Termination (as such term is defined in the Amended Agreement) will be signed by those FHLBanks and delivered to the Finance Agency and if all requirements are met, an “Automatic Termination Event Declaration Date” will then be deemed to occur after 60 calendar days. If the asserting FHLBank does not obtain the concurrence of at least two-thirds of the FHLBanks, the asserting FHLBank may request a determination from the Finance Agency. If the Finance Agency concurs that an Automatic Termination Event has occurred, or if the Finance Agency fails to make a determination within 60 days after the request is delivered to the Finance Agency (and such period has not been otherwise tolled), then an Automatic Termination Event Declaration Date will be deemed to occur 60 days after the request was delivered to the Finance Agency.
An FHLBank's obligation to make allocations to the Restricted Retained Earnings account terminates on the Automatic Termination Event Declaration Date, and restrictions on paying dividends out of the Restricted Retained Earnings account, or otherwise reallocating funds from the Restricted Retained Earnings account, are terminated one year thereafter.
The Amended Agreement also provides that the FHLBanks may terminate the Amended Agreement by the affirmative vote of the boards of directors of at least two-thirds of the FHLBanks. An FHLBank's obligation to make allocations to the Restricted Retained Earnings account is terminated on the date written notice of termination of the Amended Agreement is delivered to the Finance Agency, and restrictions on paying dividends out of the Restricted Retained Earnings account, or otherwise reallocating funds from the Restricted Retained Earnings account, terminate one year thereafter.
Item 3.03 Material Modification to Rights of Security Holders
The information set forth above in Item 1.01 regarding the Amended Agreement is hereby incorporated into this Item 3.03 by reference. Pursuant to the terms of the Amended Agreement, each FHLBank is required to seek Finance Agency approval to amend its capital plan or capital plan submission, as applicable, consistent with the terms of the Amended Agreement. On August 5, 2011, the Finance Agency approved such amendments to the Seattle Bank's Capital Plan (the “Plan”). On August 5, 2011, the Seattle Bank notified its membership of such amendments to be effective September 5, 2011.

The Plan defines the rights of the holders of the Seattle Bank's Class A and Class B Capital Stock, each of which is $100 par value per share. The Seattle Bank's Plan was amended solely to incorporate the substantive provisions of the Amended Agreement by adding sections V.A. through V.E. to the Plan. The Amended Agreement is described above in Item 1.01 of this Current Report, as well as in the Seattle Bank's 8-K Current Report filed with the Securities and Exchange Commission (the “Commission”) on March 1, 2011.
 The foregoing description of the amendments to the Plan is qualified in its entirety by reference to a copy of the Plan included herein as Exhibit 99.2 to this Current Report.
Item 7.01 Regulation FD Disclosure
On August 5, 2011, the Finance Agency issued a notice certifying that the FHLBanks had fully satisfied all their obligations to contribute toward the interest payments owed on bonds issued by REFCORP.
On August 5, 2011, the Seattle Bank notified its membership regarding the amendments to the Plan as described above in Item 3.03. Copies of the member notification and a Q&A that provides certain information concerning the Amended Agreement are included as Exhibits 99.3 and 99.4, respectively, to this Current Report, and are incorporated into Item 7.01 by reference. The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and contained in Exhibits 99.3 and 99.4 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
Exhibits

99.1	Joint Capital Enhancement Agreement, as amended, dated August 5, 2011
99.2	Federal Home Loan Bank of Seattle Capital Plan, as amended, and effective as of September 5, 2011
99.3	Member News, dated August 5, 2011 and issued by the Federal Home Loan Bank of Seattle
99.4	Joint Capital Enhancement Agreement Questions and Answers, dated August 5, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

August 5, 2011	By:	/s/ Christina J. Gehrke

Name: Christina J. Gehrke
Title: Senior Vice President and Chief Accounting and Administrative Officer

Exhibit Index

Exhibit No.	Description

99.1	Joint Capital Enhancement Agreement, as amended, dated August 5, 2011
99.2	Federal Home Loan Bank of Seattle Capital Plan, as amended, effective as of September 5, 2011
99.3	Member News, dated August 5, 2011 and issued by the Federal Home Loan Bank of Seattle
99.4	Joint Capital Enhancement Agreement Questions and Answers, dated August 5, 2011